 Exhibit 99.1

GILLA COMPLETES ACQUISITION OF LEADING CANADIAN VAPE COMPANY

TORONTO, CANADA – (August 3rd, 2017) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, marketer and manufacturer of E-liquid for vaporizers and developer of cannabis concentrate products, announced today that the Company’s subsidiary, Gilla Enterprises Inc., has closed the acquisition of all of the outstanding shares of Vape Brands International Inc. (“VBI”), a Toronto, Canada-based manufacturer and distributor of E-liquid products, for a total purchase price of up to $2,645,0821 as detailed below. The transaction was first announced by the Company on a press release dated May 5th, 2017.

Transaction Highlights

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VBI generated E-liquid sales and co-pack manufacturing revenue of over CAD $1.4 million (USD $1.1 million1) for fiscal 2016 and currently has a revenue run-rate of approximately CAD $2.0 million (USD $1.6 million1) per year.

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The acquisition provides Gilla with a state-of-the-art manufacturing facility located in Canada’s Greater Toronto Area. The 13,000 sq. ft. facility features a fully automated E-liquid manufacturing line, a certified ISO 8 clean room and capacity to produce up to 1.2 million E-liquid bottles per month. The facility is also stage 2 ISO 9001 certified and will be utilized to manufacture product for Gilla’s global customer base.

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The Company has acquired 6 brands from VBI to add to Gilla’s portfolio, including the award-winning Moshi and Ohana E-liquid lines and the recently launched Crisp E-liquid line.

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The Company has also acquired VBI’s extensive international customer base, as well as its Canadian distribution network covering over 500 retailers.

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The Company has agreed to retain the employees of VBI as well as all management expertise, including its CEO and founder Beju Lakhani. Mr. Lakhani has joined the Company as Chief Customer Officer of Gilla Enterprises Inc. and will be responsible for all aspects of the customer experience including sales, marketing and product development.

“We are extremely pleased to be adding VBI’s Canadian-based manufacturing operations and extensive Canadian distribution network to Gilla’s already robust international platform,” stated Graham Simmonds, Chair and CEO of Gilla. He continued, “This will also allow us to add immediate incremental revenue as we introduce Gilla’s portfolio of brands to the existing customer base of VBI. Our integration process has already begun and we expect to quickly benefit from both operational and cost-saving synergies. I would like to give a warm welcome to the employees of VBI and to Beju as he joins our senior management team with an immediate focus of enhancing our global sales and marketing platform.”

1 On July 31st, 2017, the exchange rate for Canadian Dollars (“CAD”) in terms of the United States Dollars (“USD”) as quoted by the Bank of Canada was USD $1.00 = CAD $1.2485.

“I am truly excited to see what VBI and Gilla can accomplish together,” stated Beju Lakhani, CEO and founder of VBI. He continued, “With a wealth of expertise, a truly global client base and a portfolio of innovative brands, I feel that we are well positioned to be one of the fastest growing vapor companies as a result of bringing together these two industry leading manufacturers. On a personal note, I am very pleased to be joining the Gilla team to help lead our growth in the vapor products industry. The combined talent of both the VBI and Gilla teams is incredible and it is very exciting to think of what we are capable of achieving in the future, both in Canada and throughout the world.”

Transaction Details

Pursuant to the share purchase agreement (the “SPA”), dated July 31st, 2017, the Company paid to the vendors of VBI the total purchase price of up to $2,645,0821 as follows:

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2,500,000 common shares of the Company (the “Common Shares”), valued at $0.14 per share on closing for a total value of $350,000;

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Warrants exercisable for the purchase of 2,000,000 common shares of the Company (the “Warrants”), having an estimated value of $252,631 on issuance. The Warrants are exercisable for a period of twenty-four months at an exercise price of $0.20 per share, such Warrants vesting in five equal tranches every four months from closing;

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A total of CAD $550,000 (USD $440,5291) in vendor take-back loans (the “VTB”). The VTB is non-interest bearing, unsecured and due over twenty-four months. The Company shall be required to pay monthly principal repayments beginning five months from closing until maturity. Furthermore, a total of CAD $314,923 of the VTB is convertible into common shares of the Company at a fixed conversion price of $0.10 per share prior to each monthly principal repayment date at the option of the holder; and

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An earn-out capped at: (i) the total cumulative amount of CAD $2,000,000 (USD $1,601,9221); or (ii) five years from the closing date (the “Earn-Out”). The Earn-Out shall be calculated as: (a) 15% of the gross profit generated in Canada by VBI’s co-pack and distribution business; (b) 10% of the revenue generated in Canada by Gilla’s existing brands; and (c) 15% of the revenue generated globally on VBI’s existing brands. Furthermore, the Earn-Out shall be calculated and paid to the vendors quarterly in arrears and only as 50% of the aforementioned amounts on incremental revenue between CAD $300,000 and CAD $600,000 per quarter and 100% of the aforementioned amounts on incremental revenue above CAD $600,000 per quarter. No Earn-Out shall be payable to the vendors if total revenue for the calculation period is less than the CAD $300,000 threshold.

Neither the Common Shares nor the common shares issuable upon exercise of the Warrants or conversion of the VTB thereof will be registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent of registration or an applicable exemption from registration requirements. All references to dollar amounts in this press release are in United States Dollars unless stated otherwise.

About Vape Brands International Inc.

Vape Brands International Inc. was founded in 2013 and began manufacturing and distributing the Moshi E-liquid brand. VBI now has a portfolio of 6 E-liquid brands and has co-pack agreements to manufacture for an additional 20 E-liquid brands for distribution across Canada. The company currently operates out of a state-of-the-art 13,000 sq. ft. facility in Mississauga, Canada and is committed to providing the highest level of customer service within the industry.

About Gilla Inc.

Gilla Inc. manufactures, markets and distributes E-liquid for use in vaporizers and develops turn-key vapor and cannabis concentrate solutions for high terpene vape oils, pure crystalline, high performance vape pens and other targeted products. Gilla aims to be a global leader in delivering the most efficient and effective vaping solutions for nicotine and cannabis related products. The Company’s multi-jurisdictional, broad portfolio approach services both the nicotine and cannabis markets with high quality products that deliver a consistent and reliable user experience. Gilla’s proprietary product portfolio includes the following brands: Coil Glaze™, Siren, The Drip Factory, Craft Vapes™, Craft Clouds, Surf Sauce, Vinto Vape, VaporLiq, Vape Warriors, Vapor’s Dozen, Miss Pennysworth’s Elixirs, The Mad Alchemist™, Replicant, Enriched Vapor and Crown E-liquid™.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Graham Simmonds
Chair and CEO
T: 1 (416) 843-2881
E: graham.simmonds@gilla.com

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